UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2022
DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and President

On May 3, 2022, Denny’s Corporation (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) has appointed Kelli Valade to serve as the Company’s Chief Executive Officer (the "CEO") and President, effective June 13, 2022. The Board currently anticipates appointing Ms. Valade to serve as Board member following her commencement of employment.

Kelli Valade, 52, brings over 30 years of restaurant industry experience and previously served as the CEO of Red Lobster from August 2021 to April 2022. She served as CEO and President of TDn2k LLC, a research firm, from January 2019 to [July 2021] and as the Executive Vice President and President of Chili’s Grill & Bar from June 2016 to December 2018 and Ms. Valade previously served as Executive Vice President and Chief Operating Officer for Chili’s Grill & Bar from July 2009 to June 2016, Senior Vice President of Chili’s Grill & Bar and On the Border PeopleWorks and Brinker Shared Services from October 2008 to July 2009, and Vice President for Emerging Brands and Corporate Human Resources from 2002 to 2008, and Director of Human Resources for On the Border Mexican Grill & Cantina. Before that, she served as Manager of Training and Recruiting for Carlson Restaurants Worldwide’s Specialty Concepts Division from 1994 until 1996. Ms. Valade serves on the Board of Directors of Seasoned.co, the Women’s Foodservice Forum, and the National Restaurant Association Education Foundation, and she previously served as a Director of the National Restaurant Association from 2013 to 2015.

The Board, acting through its Compensation and Incentives Committee (“Compensation Committee”), entered into an offer letter agreement with Ms. Valade, dated April 28, 2022 (the “Offer Letter”), which is attached hereto as Exhibit 10.1. Pursuant to the terms of the Offer Letter, Ms. Valade will receive an annual salary of $875,000 and will be eligible to participate in the Company’s annual Corporate Incentive Plan ("CIP"). Ms. Valade’s target annual CIP opportunity for 2022 will be 100% of her base salary, pro-rated based on her start date, and shall be subject to the attainment of performance measures and goals established by the Compensation Committee. For 2023 and future years, Ms. Valade's target and maximum annual bonus opportunities will be established by the Compensation Committee. In addition, Ms. Valade will receive a signing bonus of $150,000, payable in cash within 30 days following her start date. The signing bonus is subject to a clawback provision under which Ms. Valade will forfeit the entire signing bonus in the event that she voluntarily leaves the Company or is terminated for cause within the first year following her start date, and will forfeit a pro rata portion of the signing bonus in the event she voluntarily leaves the Company or is terminated for cause during the second or third year following her start date.

Ms. Valade will also receive 2022 long-term incentive awards under the Company’s 2021 Omnibus Incentive Plan (“Omnibus Plan”) of approximately 315% of her base salary, pro-rated based on her start date as follows: (i) 40% of the grant value will be in the form of a service-based restricted stock unit award for shares of the Company’s common stock (“Common Stock”), that will vest, subject to continued employment and the terms of the Offer Letter, 1/3 on each anniversary of the grant date; and (ii) 60% of the grant value will be in the form of a performance share award for shares of Common Stock, that will be eligible to vest and be earned based upon attainment of such performance and service conditions as may be determined by the Compensation Committee. The 2022 long-term incentive award will be subject to the terms of the Omnibus Plan and applicable award agreements in form acceptable to the Compensation Committee. The target number of performance shares may be earned, if at all, in a range of 50% to 200% of the target amount based on the results of the Company’s (i) total shareholder return as compared to the Company’s 2022 peer group over a three-year performance period and (ii) annual adjusted earnings per share growth. If and to the extent earned, the performance share awards convert to and are settled in shares of Common Stock on a one-for-one basis.

In addition, Ms. Valade is eligible to participate in the Company’s Amended and Restated Executive and Key Employee Severance Pay Plan (“Severance Plan”) and to receive relocation benefits up to $50,000 in accordance with the Company’s relocation policies for executive officers. Ms. Valade is also eligible to participate in the Company’s other benefit programs, including health, dental, and vision coverage, life insurance, short-and long-term disability insurance, retirement plans, and other benefit plans and programs applicable to employees at similar levels. Ms. Valade will receive an annual car allowance of $18,000, an annual telecom allowance of $780, an annual travel allowance of up to $15,000, reimbursement of up to $5,000 annually for physicals, and reimbursements of up to $10,000 annually for financial planning services.

Ms. Valade will be subject to certain restrictive covenants in the Company’s restrictive covenants agreement and the requirements of the Company’s clawback policy and stock ownership/retention guidelines.

There are no other arrangements or understandings between Ms. Valade and any other persons pursuant to which Ms. Valade was appointed the Company’s CEO and President. There are also no family relationships between Ms. Valade and any director or executive officer of the Company. Ms. Valade has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Executive Transitions

The Company also announced that John C. Miller's retirement will be effective on August 3, 2022. Until such time, he will remain employed by the Company as a transition officer to facilitate the orderly transition of duties. He will continue to receive his current level of compensation through his retirement.

On May 3, 2022, F. Mark Wolfinger informed the Board of his decision to retire as the Company's President, effective as of June 1, 2022.

In conjunction with these retirements, Mr. Miller, Mr. Wolfinger, and the Board of Directors have mutually agreed that both Mr. Miller and Mr. Wolfinger will continue to serve on the Board of Directors if re-elected at the upcoming annual meeting of shareholders to ensure a seamless leadership transition.

A copy of the press release is furnished as Exhibit 99.1. The information in the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit number	Description

10.1	Employment Letter Agreement, dated as of April 28, 2022, by and between the Company and Kelli Valade.

99.1	Press Release, dated May 3, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: May 3, 2022	/s/ Robert P. Verostek
Robert P. Verostek
Executive Vice President and
Chief Financial Officer